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                                                                    EXHIBIT 10.4


                                 UNITREND, INC.

                               CASH INCENTIVE PLAN
                                     FY 2000


I.       Introduction

         A. THE OBJECT OF THE CASH INCENTIVE PLAN is to financially reward all employees for their contribution to the success of Unitrend, Inc. and to encourage continuous improvements in productivity and performance by individual employees and the Company as a whole.

         B. PARTICIPANTS: This plan applies to all full-time employees of Unitrend, Inc. "Full-Time Employee of Unitrend, Inc." shall mean the party is paid on a regular basis by Unitrend, Inc. and the party has executed all valid agreements pertaining to employment as defined by the Legal Department. "Full-time" shall mean working at least 35 hours a week and eligible to participate in full-time employment benefits.

         C. EFFECTIVE DATE: The Plan is effective for the Fiscal year, beginning January 1, 2000 through December 31, 2000.

         D. CHANGES IN PLAN: The Company presently has no plan to change the Cash Incentive Plan during the fiscal year. However, the Company reserves the right to modify the Cash Incentive Plan in total or in part, at any time. Any such changes must be in writing and ratified by a majority of the Board or a Committee of the Board, as the Board may designate. (Hereinafter, "Board" shall also include any Committee rightfully designated by the Board.) The Board reserves the right to interpret the Plan document as needed.

         E. ENTIRE AGREEMENT: This Plan is the entire agreement between Unitrend, Inc. and its employees regarding the subject matter of this Plan and supersedes all prior compensation or incentive plans or any written or verbal representations regarding the subject matter of this Plan.

II.      Bonus Plan Elements

         A. BASE SALARY is the annual base salary in effect at the end of the fiscal year or in the event of hourly employees, the total gross pay for the year. Base Salary shall not include any other compensation, including, but not limited to, previous bonuses paid during the fiscal year, stock options or reimbursements of any kind.


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         B.       BONUS BASIS PERCENTAGE is a percentage level of base salary determined by the employment level, as set forth by the Board.

                  Level                                              Bonus %
                  -----                                              -------
                  Level 6                                              50%
                  Level 5                                              45%
                  Level 4                                              40%
                  Level 3                                              30%
                  Level 2                                              20%
                  Level 1                                              10%

         C. INDIVIDUAL PERFORMANCE FACTOR is based upon the manager's evaluation of the performance and contribution for the fiscal year. (The President shall be evaluated by the Board.) This factor may range from .9 through 1.3. The assigned factor may also be a zero resulting in no contribution and therefore, no bonus. A written performance evaluation, approved in advance by the Board, is required in conjunction with any assigned factor of zero.

                  Employees who are on a Written Warning or have been reprimanded, in writing, more than once during the year, as noted in their employment file, are not eligible to receive a bonus. Any exception to this must be in writing and approved by the Board.

         D. COMPANY PERFORMANCE FACTOR consists of two elements: 50% based upon achieving an established worldwide Revenue target and 50 % based upon achieving a worldwide Earnings Before Interest and Tax (EBIT) target per the current plan. 80% of each objective must be achieved for any bonus to be paid.

                  Targets are to be set before the end of the first quarter of the fiscal year in which the Plan applies. All targets are to be approved by the Board.


      REVENUE                EBIT              CO. PERF. FACTOR         MULTIPLIER
      -------                ----              ----------------         ----------
Less than 80%           Less than 80%            Less than 80%         0 (no bonus)

80-100%                 80-100%                  80-100%               .8  - 1.0

Greater than 100%       Greater than 100%        101%+                 2% for each 1%
                                                                       over 100%


                COMPANY PERFORMANCE FACTOR = (REVENUE + EBIT) / 2


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         Example:
                  Actual Revenue Performance is 110% of goal
                  Actual EBIT Performance is 120% of goal

                           Revenue                   EBIT
                           -------                   ----
                           100%                      100%
                           +20% (10%*2)              +40% (20%*2)
                           ---                       ---
                           120%                      140%

                             (120 + 140) / 2 = 130%
                        Company Performance Factor = 1.30

         E. CUSTOMER SATISFACTION FACTOR is based upon achievement of an overall worldwide customer satisfaction survey score, to be commissioned or otherwise determined by the Board. The factor may range from .95 - 1.20.

         F. PRORATION FACTOR accounts for the number of calendar days that the employee was in a bonus-eligible position. For example, the Proration Factor for an employee who has been on the plan the entire year will be "1.00." An employee who has been on the plan for 6 months, will have a factor of ".50." In no case shall the Proration Factor exceed 1.00.

                  Employees in the following situations will have a proration factor less than "1.00":

                  - Participants in the Plan who transferred to a new position not governed by the Plan.

                  - Employees who have been on the Plan less than 12 months (such as new hires).

                  - Employees who have been on a leave of absence during the fiscal year. "Leave of Absence" shall mean four
                           (4) consecutive weeks in which the employee does not work an average of 35 hours per week but retains his/her position, excluding paid vacations. Disability leave, Family Leave Act leave or any other leave, for whatever purpose, shall be defined as a Leave of Absence for the purposes of this Plan as long as it meets the above description.

                  - Employees who have been on the Plan, terminated their employment, and returned to a bonus-eligible position all in the same fiscal year.

                           Any modification to the above schedule must be approved by the next-level Manager and ratified by the Board in advance of the year-end closing date.

         G. BONUS FORMULA AND CALCULATION EXAMPLE: Assume a Level 3 participant with a base salary of $40,000 at the 30% level,


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                  individual performance factor of 1.10, company performance factor of 110% (1.10), a customer satisfaction factor of 1.05 and a proration factor of .92 reflecting a 4 week Leave of Absence.

                  Sample Calculation:

                                   Individual          Company        Customer
  Base        Bonus    Perform      Perform         Satisfaction     Proration      Total
 Salary      Basis %   Factor        Factor            Factor          Factor       Bonus
 ------      -------   -------     ----------       ------------     ---------      -----
$40,000 x     .30 x     1.10 x       1.30 x            1.05 x           .92 =     $16,576.56

In this example, the Total Bonus equals 41% of Base Salary.

         H. BONUS PAYMENTS: Bonuses will be paid after the close of the fiscal year, typically in mid-to late February.

                  All bonuses are subject to tax as compensation, including, but not limited to, withholding tax (at 28%), state income tax and city tax as applicable. The Company will withhold taxes owed on the bonuses awarded under this Plan, however, the employee is responsible to assure all applicable taxes are paid on time. The employee agrees, by accepting the bonus under this Plan, to hold the company harmless and waive any action against the Company pertaining to liability arising from the bonus, including tax liability, interest and late fees.

III.     PROCEDURES AND PRACTICES

         A.       PROCEDURE:

                  1. A list of eligible employees will be sent by Human Resources to the Board for review at the beginning of the fiscal year. Additions, deletions, assignments of employment level or other changes to the list will be made and the approved list will be returned to Human Resources.

                  2. Once the list is confirmed, a copy of the Plan will be sent to each participant.

                  3. Each eligible new hire and employees who become eligible during the fiscal year shall receive a copy of the Plan.

                  4. A month before fiscal year end, a list of eligible employees with all changes made during the year will again be sent to the Board for final review and approval.


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         B.       BUSINESS CONDUCT: It is the established policy of Unitrend,
                  Inc. to conduct business with the highest standards of business ethics. Unitrend, Inc. employees may not offer, give, solicit or receive any payment that could appear to be a bribe, kickback or other irregular type of payment from anyone involved in any way with an actual or potential business transaction. Gifts, favors and entertainment are allowed only if they are consistent with our business practice, do not violate any applicable law, are of limited value ($50.00 or less) and would not embarrass Unitrend if publicly disclosed. Any violation of this policy will result in a reciprocal reduction in the employee's bonus for the current bonus period.

         C. TRANSFERS AND TERMINATIONS: Employees who are participants in the Cash Incentive Plan and who transfer to a new position not governed by this Plan will be eligible on a pro-rata basis for the applicable period and paid as defined by the Plan. Any exception to the Plan must be designated in writing and approved by the Board.

                  A participant must be employed as of the last day of the fiscal year to be eligible for a bonus. If an employee terminates or is terminated, for any reason, during the fiscal year, the employee is not eligible for the bonus. This Plan shall not be construed to create a contract or entitlement to a bonus of any kind except as determined by this Plan on the last day of the fiscal year.

         D. EMPLOYMENT AT WILL: The employment of all Plan participants at Unitrend, Inc. is for an indefinite period of time and is terminable at any time, with or without cause being shown or advance notice by either party. This Plan shall not be construed to create a contract of employment for a specified period of time between Unitrend, Inc. and any Plan participant.


                                                     FY 2000 Cash Incentive Plan
                                                                       12/8/1999

Approved by the Board on: _December 10, 1999__


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